Exhibit 10.51

WAIVER AND AMENDMENT NO. 1

TO

LOAN AND SECURITY AGREEMENT

THIS WAIVER AND AMENDMENT NO. 1 (this “Amendment”) is entered into as of March 10, 2026, by and between Maison Thomas, LLC (“Maison”) and Project Crush DTC Sub LLC (“DTC Sub” and together with “Maison”, “Client”) and MERCHANT FACTORS CORP. (“Merchant”).

BACKGROUND

Client and Merchant are parties to a Loan and Security Agreement dated as of September 7, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”) pursuant to which Merchant provides Client with certain financial accommodations.

Client has requested that Merchant waive various defaults that have occurred and make certain amendments to the Loan and Security Agreement, and Merchant is willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Client by Merchant, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan and Security Agreement.

2.           Amendment to Loan and Security Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Loan and Security Agreement is hereby amended as follows:

(a)           The Maximum Credit set forth in the introductory paragraph is hereby reduced from $8,000,000.00 to $5,000,000.00 as of March 10, 2026 and all times thereafter.

(b)           Clause (ii)(B)(I) of Section 1(a) is deleted and the following language is substituted therefor:

“$2,500,000,”

(c)           The first sentence of Section 8(m) is amended in its entirety to provide as follows:

“The Borrowers covenant that their combined Tangible Working

Capital shall not be less than Two Million Five Hundred Thousand

Dollars ($2,500,000.00) at the end of each of Borrowers’ fiscal quarters unless otherwise agreed to in writing by Lender.”

(d)           The first sentence of Section 8(n) is amended in its entirety to provide as follows:

“The Borrowers covenant that their combined Tangible Net Worth shall be at least Two Million Five Hundred Thousand Dollars ($2,500,000.00) at the end of each of Borrowers’ fiscal quarters unless otherwise agreed to in writing by Lender.”

(e)           The first sentence of Section 14(a) is amended in its entirety to provide as follows:

“This Loan and Security Agreement shall become effective on the Effective Date and shall continue in full force and effect until September 30, 2026 (the “Initial Term”) and shall be automatically renewed for successive one (1) year periods (each, an “Additional Term”).”

3.           Waiver. Subject to satisfaction of the conditions precedent set forth in Section 4 below, Merchant hereby waives the following defaults which have occurred as a result of Client’s non-compliance with the following provisions of the Loan and Security Agreement:

(a)           Section 8(m), but only to the extent that such default arose solely as a result of Client’s non-compliance with the Tangible Working Capital covenant with respect to each calendar month during the period beginning September 30, 2025 and through March 10, 2026.

(b)           Section 8(n), but only to the extent that such default arose solely as a result of Client’s non-compliance with the Tangible Net Worth covenant with respect to each calendar month during the period beginning September 30, 2025 and through March 10, 2026.

(c)          Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: Merchant shall have received (i) one (1) copy of this Amendment executed by Client and consented and agreed to by each Guarantor, (ii) receipt by Merchant of an amendment fee in the amount of $5,000, which may be charged to Client’s account on the date hereof, and (iii) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Merchant or its counsel, each of which shall be in form and substance satisfactory to Merchant and its counsel.

4.           Representations and Warranties. Client hereby represents and warrants as follows:

(a)           This Amendment and the Loan and Security Agreement, as amended hereby, constitute legal, valid and binding obligations of Client and are enforceable against Client in accordance with their respective terms.

(b)           Upon the effectiveness of this Amendment, Client hereby reaffirms all covenants, representations and warranties made in the Loan and Security Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

(c)           No default has occurred and is continuing or would exist after giving effect to this Amendment.

(d)           Client has no defense, counterclaim or offset with respect to the Loan and Security Agreement.

5.           Effect on the Loan and Security Agreement.

(a)           Upon the effectiveness of Section 2 hereof, each reference in the Loan and Security Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan and Security Agreement as amended hereby.

(b)           Except as specifically amended herein, the Loan and Security Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in Section 3, operate as a waiver of any right, power or remedy of Merchant, nor constitute a waiver of any provision of the Loan and Security Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

6.           Release. Client hereby acknowledges and agrees that: (a) neither Client nor any of its affiliates have any claim or cause of action against Merchant (or any of its respective affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) Merchant has heretofore properly performed and satisfied in a timely manner all of its obligations to Client under the Loan and Security Agreement. Notwithstanding the foregoing, Merchant wishes (and Client agrees) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of Merchant’s rights, interests, security and/or remedies under the Loan and Security Agreement. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, Client (for itself and its affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) do hereby fully, finally, unconditionally and irrevocably release and forever discharge Merchant and each of its affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the date hereof arising out of, connected with or related in any way to the Loan and Security Agreement, or any act, event or transaction related or attendant thereto, or Merchant’s agreements contained therein, or the possession, use, operation or control of any of Client’s assets, or the making of any Loan, or the management of such Loan or the collateral securing Client’s Obligations to Merchant.

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7.          Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

8           Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9.         Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

MAISON THOMAS, LLC

By:
Name:	MARK T. LYNN
Title:	Chief Executive Officer

PROJECT CRUSH DTC SUB LLC

By:
Name:	MARK T. LYNN
Title:	Chief Executive Officer

MERCHANT FACTORS CORP.

By:
Name:	MICHAEL BEHUNIAK
Title:	Executive Vice President
Chief Credit Officer

CONSENTED AND AGREED TO:

Individual Guarantors:

Mark T. Lynn

Geoffery McFarlane

[Signature Page to Waiver and Amendment No. 1]

Corporate Guarantors:

Amass Brands, Inc.

By:
Name:	MARK T. LYNN
Title:	Chief Executive Officer

Project Crush Acquisition Corp., LLC

By:
Name:	MARK T. LYNN
Title:	Chief Executive Officer

[Signature Page to Waiver and Amendment No. 1]